June 29, 2007

Bob Shupe

Moab, Utah

Dear Bob,

This is our proposal for an option to acquire the 10 Hoopy Claims in Southwestern Colorado.

Utah Uranium Corp. a company incorporated in the state of Nevada, and listed on the OTC Bulletin Board trading under the symbol (UTUC) hereby proposes the following terms for an acquisition of the Hoopy property.

A total purchase price of $375,000 cash and the issuance of 400,000 shares of Utah Uranium Corp. (UTUC), payable as follows:

On acceptance: $10,000

90 days after acceptance: $10,000

180 days after acceptance: $45,000 Cash, 50,000 shares of UTUC

Year 1 anniversary: $80,000 Cash, 100,000 shares of UTUC

Year 2 anniversary: $100,000 Cash, 100,000 shares of UTUC

Year 3 anniversary: $130,000 Cash, 150,000 shares of UTUC

After three years of payments and work commitments Utah Uranium Corp. will have earned a 100% interest subject to a 4.0% NSR of which 100% can be purchased for $1,000,000

/s/ Bob Shupe

Bob Shupe

/s/ Peter Dickie

Peter Dickie, President

Utah Uranium Corp.